UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: May 28, 2011

(Date of earliest event reported)

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28925 Fountain Parkway, Solon, Ohio	44139
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (440) 519-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 28, 2011, Agilysys, Inc. (the “Company”), Agilysys Technology Solutions Group, LLC, OnX Acquisition LLC and OnX Enterprise Solutions Limited (with OnX Acquisition LLC, “OnX”) entered into a stock and asset purchase agreement (the “Purchase Agreement”) pursuant to which the Company agreed to sell its Technology Solutions Group business (the “TSG Business”) to OnX for a purchase price of $64 million, subject to a possible downward adjustment based on final working capital (the “TSG Sale”). A copy of the press release issued by the Company announcing the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, the Company will sell to OnX all of the outstanding stock or equity of the following wholly owned subsidiaries of the Company: (i) Agilysys Technology Solutions Group, LLC; (ii) Agilysys Canada, Inc.; and (iii) Agilysys Europe Technology Solutions Limited (the “Subsidiaries”) and Agilysys Technology Solutions Group, LLC will sell certain of its intangible assets to OnX Enterprise Solutions Limited. In connection with the transaction, certain assets of the TSG Business that are held by the Company, primarily employees, leases and certain contracts, will be transferred to one or more of the Subsidiaries prior to closing the TSG Sale.

Each of the Company and OnX has made representations, warranties and covenants relating to itself and, in the case of the Company, with respect to the TSG Business. The Purchase Agreement provides that each of the Company and OnX will indemnify the other for certain losses, subject to certain limits. The closing of the TSG Sale is subject to certain conditions, including authorization by the Company’s shareholders. The closing of the TSG Sale is expected to occur in the Company’s fiscal 2012 second quarter, which ends September 30, 2011.

Between the time of signing the Purchase Agreement and the closing of the TSG Sale, under the terms of the Purchase Agreement, the Company must cause the TSG Business to be conducted in the usual, regular and ordinary course in substantially the same manner as previously conducted and to use reasonable best efforts to keep intact the respective businesses of the Subsidiaries, keep available the services of their current employees and preserve the good will of their customers, suppliers, licensors, licensees, distributors and others with whom they deal. The Company has also agreed to prohibit the Subsidiaries from taking certain actions (subject to ordinary course exceptions, certain negotiated dollar caps and other exceptions) without the consent of OnX. Among the more significant restrictions or limitations are those relating to: increasing compensation or benefit commitments; hiring new employees; incurring debt; making acquisitions, dispositions, investments or capital expenditures; and entering into certain company contracts.

Pursuant to the Purchase Agreement, the Company is subject to a non-solicitation provision which prohibits the Company from soliciting, initiating, or knowingly encouraging the submission of any inquiries, offers or proposals relating to a takeover of the TSG Business with any third party (a “TSG Proposal”). The Company may not withdraw the recommendation of its board of directors to the shareholders in favor of the TSG Sale or approve or recommend a TSG Proposal except that, prior to shareholder approval, the Company may terminate the Purchase

Agreement to enter into an alternative TSG Proposal or to enter into a proposal for the sale of the Company as a whole that is conditioned upon termination of the Purchase Agreement (“Agilysys Proposal”) or withdraw its recommendation in favor of the TSG Sale if the board of directors determines in good faith, after consultation with its outside financial advisor and outside legal counsel, that such TSG Proposal or Agilysys Proposal constitutes a superior proposal. The Company’s board of directors may also withdraw its recommendation in favor of the TSG Sale if a material development or change in circumstances occurs or arises after the date of the Purchase Agreement, and the board of directors determines in good faith, after consultation with its legal counsel, that failing to make a change of recommendation in light of such material development or change in circumstances would be inconsistent with its fiduciary duties and gives OnX five business days advance notice of its intention to do so. The Company must notify OnX if it receives an unsolicited TSG Proposal or an Agilysys Proposal. Upon determining that a TSG Proposal or Agilysys Proposal constitutes a superior proposal, the Company must provide OnX five business days prior written notice of its board of directors’ intention to accept such superior proposal, and OnX has five business days to make a counterproposal. A “superior proposal” is a TSG Proposal or an Agilysys Proposal that the board of directors determines in good faith, after consultation with its outside financial advisor and outside legal counsel, is more favorable from a financial point of view to the shareholders than the TSG Sale, taking into account the termination fee to be paid to OnX and any alternative proposal offer by OnX.

The Purchase Agreement contains certain termination rights for each of the Company and OnX. The Company may become obligated to pay a termination fee of $2,250,000 if the Purchase Agreement is terminated (i) by the Company to approve a definitive agreement relating to a superior proposal; (ii) by OnX because the Company’s board of directors withdraws or modifies its recommendation regarding the TSG Sale or approves, recommends or enters into a TSG Proposal or an Agilysys Proposal; (iii) by OnX or the Company, following public disclosure or direct delivery to the Company’s shareholders of a TSG Proposal, because either (1) the closing of the TSG Sale has not occurred by the outside date or (2) the TSG Sale is not authorized by the Company’s shareholders; or (iv) by OnX because the Company is in breach of the no solicitation provisions under the Purchase Agreement and the TSG Sale is not authorized by our shareholders. Additionally, the Company must pay OnX’s expenses up to $1,250,000 if the deal doesn’t close because shareholders do not approve it.

The Company and OnX will enter into a transition services agreement (the “Transition Services Agreement”) and a non-compete agreement (the “Non-compete Agreement”) upon the closing of the TSG Sale. Pursuant to the Transition Services Agreement, the Company will provide certain transitional, administrative and support services to OnX for a period not to exceed six months. Pursuant to the Non-compete Agreement, the Company has agreed not to directly or indirectly engage in the TSG business, and pursuant to which OnX has agreed, subject to certain limitations, to not engage, directly or indirectly, in certain business activities that would compete with the Company’s Hospitality Solutions Group or Retail Solutions Group businesses.

Finally, MAK Capital and its affiliates, shareholders of the Company who collectively owns approximately 31% of the Company’s outstanding common shares, have agreed to vote their shares in favor of authorizing the TSG Sale.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company also announced on May 31, 2011 that Martin F. Ellis is stepping down as president and chief executive officer to pursue other career interests. Mr. Ellis will continue to serve as a director and special advisor to the chairman until the 2011 annual meeting of shareholders to facilitate the transition of his responsibilities to his replacement. Mr. Ellis will receive severance benefits pursuant to his Change of Control Agreement and a separation agreement entered into with the Company.

The Company announced that James H. Dennedy, age 45, was appointed to serve as interim president and chief executive officer of the Company, effective immediately, for a one-year term. Mr. Dennedy has served as a director of the Company since June 2009 and will continue to serve as a director. Prior to his appointment, Mr. Dennedy was principal and chief investment officer with Arcadia Capital Advisors, LLC, an investment management company making active investments in public companies, since April 2008. Prior to that, he served as president and chief executive officer of Engyro Corporation, an enterprise software company offering solutions in systems management, from January 2005 to August 2007. Mr. Dennedy previously served as a director of Entrust, Inc., I-many, Inc. and NaviSite, Inc.

Mr. Dennedy’s annual salary will be $350,000 and his fiscal year annual incentive opportunity will be $350,000. He will receive 42,000 restricted shares, which will be granted after the closing of the TSG Sale. In connection with Mr. Dennedy’s appointment, the Company entered into an employment agreement with Mr. Dennedy whereby he will be paid one year of his current base salary and continuation of one year of his health and welfare benefits upon termination without cause or a substantial change to his responsibilities or compensation prior to his one year employment anniversary. Mr. Dennedy also will receive travel and housing assistance. His employment agreement contains provisions for the protection of the Company’s confidential information for an indefinite period and non-compete and non-solicitation clauses for a one-year period post termination.

Additionally, the Company intends to file a proxy statement in connection with its 2011 annual meeting and intends to include therein a proposal recommended by the board of directors to amend the Company’s Code of Regulations to reduce the required size of the board from a range of nine to eleven directors to a range of three to nine directors and, if such proposal is approved by the Company’s shareholders, to reduce the number of board classes from three to two. If shareholders approve both of these proposals, then shareholders will be asked to re-elect seven directors to the board, and Messrs. Commes and Knicely will not stand for re-election at the annual meeting. If shareholders do not approve both a reduction in the required number of directors and a reduction in the number of board classes, then the board will continue with three classes, and Messrs. Commes and Knicely will stand for re-election at the annual meeting.

* * * * *

Forward-Looking Language

This release contains certain management expectations, which may constitute forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934, and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this release and may be identified by use of words such as “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “targets,” “forecasts,” “continues,” “seeks,” or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, expected benefits and outcomes from our recent ERP implementation, business strategies, future financial results, unanticipated downturns to our relationships with customers and macroeconomic demand for IT products and services, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, consequences related to the concentrated ownership of our outstanding shares by MAK Capital, unanticipated deterioration in economic and financial conditions in the United States and around the world or the consequences, and uncertainties associated with the proposed sale of the Company’s TSG business to OnX Enterprise Solutions, including uncertainties related to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. The Company does not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized.

Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), under Item 1A, “Risk Factors.” Copies are available from the SEC or the Agilysys website.

Additional Information

In connection with the proposed transaction, the Company will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Agilysys Inc., 28925 Fountain Parkway, Solon, Ohio, 44139, Attention: Treasurer.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common shares is set forth in the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the SEC on June 25, 2010. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.

Qualification of Representations and Warranties

The Purchase Agreement contains representations and warranties made by the Company and OnX to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure letters provided by the parties to each other in connection with the signing of the Purchase Agreement. While the Company does not believe that these disclosure letters contain information that the securities laws require the parties to publicly disclose, other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of the parties set forth in the Purchase Agreement. You should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Company or OnX, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure letters. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company and OnX rather than establishing matters as facts. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the companies’ public disclosures.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

2.1	Stock and Asset Purchase Agreement among Agilysys Inc., Agilysys Technology Solutions Group, LLC, OnX Acquisition LLC and OnX Enterprise Solutions Limited, dated as of May 28, 2011.

99.1	Press release issued by Agilysys, Inc. dated May 31, 2011.

99.2	Letters to employees dated May 31, 2011.

99.3	Letters to customers and suppliers dated May 31, 2011.

99.4	Conference call script, May 31, 2011.

99.5	Questions and answers regarding divestiture, May 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.

By:	/s/ Kathleen A. Weigand
Kathleen A. Weigand
General Counsel, Secretary and Senior Vice President – Human Resources

Date: May 31, 2011

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock and Asset Purchase Agreement among Agilysys Inc., Agilysys Technology Solutions Group, LLC, OnX Acquisition LLC and OnX Enterprise Solutions Limited, dated as of May 28, 2011.

99.1	Press release issued by Agilysys, Inc. dated May 31, 2011.

99.2	Letters to employees dated May 31, 2011.

99.3	Letters to customers and suppliers dated May 31, 2011.

99.4	Conference call script, May 31, 2011.

99.5	Questions and answers regarding divestiture, May 31, 2011.